           LEASE SUMMARY SHEET

1. LANDLORD:   PENCADER COURTYARD L.P.

2. TENANT:     STRATEGIC DIAGNOSTICS INC.

3. BUILDING:   111 Pencader Drive
               Newark, Delaware, 19702

4. PREMISES:   As set forth on Exhibit A hereto

5. TERM:       TEN (10) years

   Commencement Date:   Upon Substantial Completion of the Premises/Date of
                        Issuance of Certificate of Occupancy

6. RENT:

   (a)   Base Rent: $9.00/square foot, increased by three percent (3%)
                     annually on a cumulative basis.

NOTE: This Lease Summary Sheet is for the convenience of Landlord and Tenant and shall not be deemed to be incorporated into or made a part of the attached Lease for any reason.


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                              TABLE OF CONTENTS
                                                                        Page
1.    The Parties..........................................................1

2.    Building, Premises and Common Areas..................................1

3.    Leasing Clause: Quiet Enjoyment......................................2

4.    Use of Premises......................................................2

5.    Term.................................................................2

6.    Rent.................................................................4

7.    Net Lease............................................................4

8.    Subletting Or Assignment.............................................7

9.    Inspection And Repair of Premises....................................8

10.   Damage To Premises...................................................8

11.   Eminent Domain.......................................................9

12.   Tenant's Obligations................................................10

13.   Landlord's Obligations..............................................12

14.   Life Safety.........................................................14

15.   Indemnification.....................................................14

16.   Tenant Default......................................................15

17.   Landlord Default....................................................16

18.   Environmental Compliance............................................17

19.   Mechanics' Liens....................................................19

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20.   Subordination.......................................................19

21.   Estoppel Certificate................................................20

22.   Holding Over........................................................20

23.   Attorney's Fees.....................................................20

24.   Signs...............................................................20

25.   Other Utilities.....................................................21

26.   Broker..............................................................21

27.   Notices.............................................................21

28.   Miscellaneous.......................................................22


                                        -ii-

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                                       LEASE

   This LEASE AGREEMENT (this "Lease") is made and entered into as of this 29th day of October, 1997, between Landlord and Tenant named below.

   1. The Parties

      (a) The name and address of Landlord is:

               Pencader Courtyard, L.P.
               1300 Market Street, Suite 300
               Wilmington, DE 19801
               Attn: Keith D. Stoltz

      (b) The name and address of Tenant is:

               Strategic Diagnostics Inc.
               128 Sandy Drive
               Newark, DE 19713

   2. Building, Premises and Common Areas

      (a) Landlord, in consideration of the Rent (as hereinafter defined) reserved and the terms and conditions herein contained on the part of Tenant to be performed, hereby demises and lets unto the Tenant, and Tenant, subject to the terms hereof and the performance by the Landlord of its obligations hereunder, takes and lets from the Landlord, that certain property located at 111 Pencader Drive, Newark, Delaware, 19713 within the section of the Pencader Corporate Center owned by Landlord (the "Pencader Courtyard Property") consisting of 28,653 rentable square feet of manufacturing space, warehouse space, office space, and storage space within the Building (the "Building") situated thereon and as further described on Exhibit A hereto (the "Premises").

      (b) Tenant, its employees, agents, licensees and invitees shall have the right to use all areas and equipment, fixtures and furniture within the Property (as hereinafter defined) including the Building's entrances, access ways, roads, driveways, sidewalks, exterior ramps, parking facilities and other similar areas which enable Tenant to obtain full use and enjoyment of the Premises for all customary purposes (the "Common Areas").

      (c) The Building, the Premises, the Common Areas, and the land and other improvements on the land are hereinafter collectively referred to as the "Property."

      (d) Landlord represents and warrants that, immediately after the Initial Landlord Improvements are Substantially Completion (as such terms are defined in Section 13 hereof) and prior to occupancy by Tenant, the Property shall be in compliance with all applicable laws, rules and regulations, including, without limitation, all Environmental Laws (as defined in Section 18 hereof) and the Americans with Disabilities Act for 1990, as amended.

      (e) Landlord represents and warrants that it is, as of the date hereof, and will continue at all times during the Term (as defined in Section 5 hereof) to be, in compliance with respect to any and all of its obligations and duties, as an "owner" (as defined in the Declaration of Restrictions) or otherwise, provided for in that certain Pencader Corporate Center Declaration of Restrictions dated February 13, 1997 by and between Howard P. Wilson (as Granter), EHM Pencader I Limited Partnership. New Castle Country Economic Development Corporation and Karen Peterson (President of County Council. New Castle Country) (the Declaration of Restrictions"). Contemporaneous with the execution of this Lease, Landlord shall provide to Tenant a copy of the Declaration of Restrictions.

   3. Leasing Clause: Quiet Enjoyment Landlord represents that (i) it is the fee simple owner of the Property, (ii) there are no encumbrances, liens, options to purchase and/or mortgage existing with respect to the Property, other than that certain First Mortgage and Construction Loan with First Trust Bank in effect as of the date of execution of this Lease: and (iii) it has full right and authority to make this Lease. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord in accordance with the provisions of the Lease. Landlord covenants that, provided that Tenant is not in default beyond applicable notice and cure periods under this Lease at the time of any exercise of an option. Tenant shall have peaceful and quiet enjoyment of the Premises during the Term (as defined below) of this Lease.

   4. Use of Premises. Tenant may use and occupy the Premises for manufacturing, packaging, production, sales, marketing, research, warehousing, general commercial office and storage purposes and uses incidental thereto.

   5. Term. The term of this Lease (the "Term") shall begin on the date the Initial Landlord Improvements are Substantially Complete or such other time as mutually agreed in writing between Landlord and Tenant (the "Commencement Date") and shall end on that date which is the last day of the one hundred twentieth (120th) month following the first day of the month immediately following the Commencement Date (the "Expiration Date"), unless sooner terminated in accordance with the terms and conditions contained this lease.

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   6. Rent.
      (a) Base Rent - The Base Rent (defined below) shall be payable by Tenant to Landlord in advance commencing on the Commencement Date, and thereafter, on the first day of each month during the Term, in lawful money of the United States, payable in monthly installments at an initial rate of Nine Dollars ($9.00) per rentable square foot (the "Base Rent"), such rate to increase by three percent (3%) annually on a cumulative basis, as set forth in this Section 6 (a) below. In the event that the Commencement Date occurs on a day other than the first day of a calendar month. Tenant shall pay to Landlord a pro rate portion of the monthly installment of Base Rent for such partial month, computed at the annual Base Rent of $9.00 per rentable square foot. Tenant shall pay Rent promptly when due without abatement, deduction or set-off except as specifically stated in this Lease. If Tenant fails to pay monthly Rent within ten (10) days after receipt from Landlord of written notice that Landlord has not received such monthly Rent as due. Tenant shall pay to Landlord a Late Fee (a "Late Fee" equal to five percent (5%) of the then applicable Rent in addition to the Rent then due for such month.


MONTHS
ANNUALIZED RENT
MONTHLY RENT
RATE/SQ. FT

1-12
$257.877
$21,490
$9.00

13-24
$256.613
$22.134
$9.27


25-36
$273.636
$22.805
$9.55

37-48
$281.946
$23,495
$9.84

49-60
$290,541
$24,212
$10.14

61-72
$299,137
$24,928
$10.44

73-84
$308,020
$25,668
$10.75


85-96
$317,189
$26,432
$11.07

97-108
$326.644
$27,221
$11.40

109-120
$336,386
$28,032
$11.74



      (B) Additional Rent - In addition to the Base Rent (and exclusive therefore) the sums of money provided for in Section 7 of this Agreement (the "Additional Rent") shall be payable by Tenant to Landlord in accordance with the term and conditions set forth therin. Whenever under the terns of this Lease any sum of money is required to be paid by Tenant in addition to the Base Rent herein reserved, and said additional sum is not designated as

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"Additional Rent", then if not paid when due, said sum shall nevertheless be deemed Additional Rent and be collectible as such with any installment of Base Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any such sum at the time the same became due and payable hereunder, or limit any other remedy of Landlord.

      (c) All payments of Base Rent and Additional Rent shall be paid when due, without demand, at Stoltz Management Company, 1303 Delaware Avenue, at Suite 1505, Wilmington, Delaware 19806, Attn: Accounting Department, or at such other place as Landlord may from time to time direct by notice to Tenant. All checks shall be made payable to the order of Landlord.

   7. Net Lease.
      (a) For the purpose of this Lease:

          (i) Real Estate Taxes shall mean all taxes, assessments, levies and other real estate charges (including Delaware lease and use taxes), which are assessed, levied or charged upon the Property by the federal, state, county or municipality during any calendar year including any which have been finally determined by legal proceedings or otherwise to be legally payable, less any abatement received by Landlord or any affiliate of Landlord. Real Estate Taxes shall not include: (A) any interest or penalties not caused by Tenant's actions; or (B) any capital levy, estate, succession, inheritance, transfer, sales, use or franchise taxes, or any income, profits, or revenue tax, assessment or charge imposed upon the rent received as such by the Landlord under this Lease. If at any time during the Term, the method of taxation prevailing on the date hereof shall be altered, such additional or substitute tax, assessment, levy or imposition shall be deemed to include within the term "Real Estate Taxes" for the purposes hereof.

          (ii) Operation and Maintenance Costs shall mean the total accrual out-of-pocket costs and expenses to Landlord for the operation and routine normal maintenance and repair of the Building and Common Areas which are incurred during any calendar year or portion thereof, in accordance with generally accepted accounting principles, consistently applied, including without limitations, the following items:

            (A) All utilities consumed by the Common Areas and the external and/or structural portion of the Building and the servicing and maintenancing thereof, including, without limitation, gas, water, sewer, electricity, power and lighting;

            (B) All reasonable fees and charges paid to third parties engaged in or contracted for the repair (including necessary replacements), maintenance, and external security of the Building and Common Areas, including without limitation, window cleaning, sprinkler system, snow removal and landscaping;

            (C) Premiums on all fire and extended coverage (with all risk coverage) insurance and comprehensive general liability insurance covering the Building and the Common Areas and Landlord's personal property and fixtures used in connection therewith;

            (D) All repairs (including necessary replacements) and general maintenance (including with respect to external security) of the Building and the Common Areas performed by Landlord, its employees and/or agents, provided that the fees for such repairs and general maintenance shall not exceed the fees and charges payable to third parties for similar services in an arms length transaction;

            (E) The cost of any reasonably necessary capital improvements to the Building and Common Areas made after the Commencement Date, either (i) for the primary purpose of reducing Operation and Maintenance Costs or (ii) to comply with any requirements mandated by governmental authority under any governmental law or regulation that was not applicable to the Building and the Common Areas as of the Commencement Date. The costs of all such permitted capital improvements shall be amortized over the expected useful life of the capital improvement (as reasonably determined by Landlord), together with interest on the unamortized balance at the Prime Rate being charged by Wilmington Trust Bank, Wilmington, Delaware (or any successor bank); and

            (F) The following shall be excluded from the term "Operation and Maintenance Costs" (i) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty (excluding any deductible amounts); (ii) expenses incurred in leasing or procuring new tenants (e.g., for lease commissions, advertising expenses and expenses of renovating space for new or existing tenants); (iii) legal expenses in enforcing the terms of any lease;
(iv) interest and amortization payments on any mortgage or mortgages; (v) the cost of any item, whether purchased or leased, that would be considered a capital item or improvement under generally accepted accounting principles (except to the extent permitted by Section 7(a)(ii)(E) above); (vi) depreciation; (vii) Real Estate Taxes; (viii) advertising and promotional expenditures; (ix) all items and services for which Tenant reimburses Landlord or pays third parties; (x) any costs incurred as a result of environmental matters of any kind which are assignable to Landlord under the terms and conditions of this Lease; (xi) any costs assigned to Landlord under the provisions of Sections 13(a) and (b) of this Lease; and (xii) any charge or fee paid entirely by, or for which Landlord is entirely reimbursed by, any other tenant occupying the other building within the Pencader Courtyard Property;

          (iii) "Tenant's Percentage" shall be 53.89% which is the ratio that the rentable square foot area of the Premises (i.e., 28,653 rentable square feet) bears to the total rentable square foot area of office space in the two buildings (including the Building) located in Pencader Courtyard Property (i.e., 53,168 rentable square feet).

          (iv) During each calendar year (or part thereof) commencing on the Commencement Date, Landlord and Tenant agree that Tenant shall pay monthly, in advance, as Additional Rent an amount equal to one-twelfth of Tenant's Percentage of the estimated annual Operation and Maintenance Costs and Real Estate Taxes for each calendar year. For each calendar year. Landlord shall make a reasonable estimate of Tenant's Percentage of the Operation and Maintenance Costs and Real Estate Taxes constituting Additional Rent and notify Tenant as to such estimate on or about December 15th of the preceding calendar year. For each calendar year after the first full calendar year during the term of this Lease, the estimate of Tenant's Percentage of the Operation and Maintenance Costs and Real Estate Taxes shall not be greater than the then current actual Operation and Maintenance Costs for such preceding calendar year, increased by five percent (5%) (the "Estimate Ceiling"); provided, however, that the Estimate Ceiling shall not apply to Landlord's estimate of Operation and Maintenance Costs and Real Estate Taxes hereunder until the Lease year commencing January 1, 1999.

          (v) On or about April 1 of each calendar year commencing with calendar year 1998, Landlord shall submit to Tenant a reasonably detailed statement, certified by Landlord, setting forth the actual Operation and Maintenance Costs and Real Estate Taxes for the preceding calendar year and Tenant's Percentage thereof. Within thirty (30) days after delivery of such statement to Tenant, Landlord or Tenant, as applicable, shall pay to the other any difference between Tenant's estimated payments under Section 7(a)(iv) above and Tenant's Percentage of the actual Operation and Maintenance Costs and Real Estate Taxes. Within ninety (90) days after receipt of each statement. Tenant shall have the right to audit and contest Landlord's determination of Operation and Maintenance Costs and/or Real Estate Taxes and to inspect Landlord's records with respect thereto during normal hours upon at least ten (10) days advance written notice. If any such audit shall reveal a discrepancy in Landlord's determination of the Operation and Maintenance Costs and/or Real Estate Taxes, Landlord and Tenant shall cooperate in good faith to resolve the discrepancy and mutually agree upon the amount of the actual Operation and Maintenance Costs and/or Real Estate Taxes. In the event it is determined that Tenant has been charged more than its actual Tenants Percentage of Operation and Maintenance Costs and/or Real Estate Taxes, Landlord shall refund the excess payment to Tenant and if the amount of the excess payment is more than five percent (5%) of Tenant's actual Tenant's Percentage of Operation and Maintenance Costs and/or Real Estate Taxes. Landlord shall reimburse Tenant for the reasonable cost of Tenant's audit up to a maximum amount of $2,000.00 during the first through fifth years of the Lease and $2,500.00 during the sixth through tenth years of the Lease.

          (vi) All sums due under this Section 7 shall be appropriately apportioned and prorated for any portion of a Lease year, so that Tenant shall not be obligated to pay any Operation and Maintenance Costs or Real Estate Taxes that accrue either prior to the

Commencement Date or following the Expiration Date. In the event that this Lease shall expire at any time other that at the end of a calendar year, then within thirty (30) days after statements reflecting the actual Operation and Maintenance Costs and Real Estate Taxes for the year in which such expiration occurs are submitted by Landlord to Tenant (pro-rated on the basis of the number of calendar year days included within such partial Lease year divided by 365 days), either Landlord or Tenant shall pay to the other party the adjustment sum due. The provisions of this paragraph shall survive the expiration of this Lease.

          (b) All sums, liabilities, obligations and other amounts which Tenant is required to pay or discharge pursuant to Section 7 of this Lease in addition to Base Rent, together with any interest, penalty or other sum which may be added for late payment thereof shall constitute Additional Rent hereunder. Base Rent and Additional Rent may be referred to collectively as "Rent". Tenant shall not be entitled to any abatement or reduction (except as other-wise expressly provided in Section 10 hereof) set-off or deduction with respect to its obligations to pay Rent hereunder. In the event of any failure on the part of Tenant to pay or discharge any additional Rent, Landlord shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Base Rent.

      8. Subletting or Assignment.

          (a) Tenant shall be permitted to (i) assign or otherwise transfer this Lease, or the Term and estate hereby granted or (ii) sublet the Premises or any part thereof, or offer or advertise to do so or allow the same to be used or occupied by anyone other than Tenant only upon receiving the prior written-consent of Landlord, which consent shall not be unreasonably if withheld, delayed or conditioned. Tenant specifically acknowledges that by way of example and without limitation. Landlord may withhold its consent if;
(x) the reputation or financial responsibility of a proposed assignee or subtenant is unsatisfactory to Landlord in its reasonable discretion; (y) Landlord determines in its reasonable discretion that the business of the proposed assignee or subtenant is not consistent with the nature of the Premises; or (z) Tenant is renting or subletting the Premises or any part thereof for a rent which exceeds Tenants Base Rent hereunder, unless Tenant agrees to deliver such excess rent to Landlord as Additional Rend hereunder. Any violation of the provisions hereinabove set forth shall constitute a default hereunder and Landlord, after notice and an opportunity to cure pursuant to Section 16, shall have option to cancel the same and proceed in accordance with the provisions set forth in this Lease. Any consent by Landlord to a particular assignment or sublease, shall not constitute consent or approval of any subsequent assignment or sublease and Landlords written approval shall be required in all instances. In the event that Landlord consents to any assignment or sublease, Landlord shall not be deemed to have released Tenant from its obligation hereunder unless so stated in a separate agreement between Landlord and Tenant.

      (i) Landlord shall have fifteen (15) days from the date on which Tenant has submitted to Landlord the information set forth in this Section 8, to notify

Tenant in writing of Landlord's rejection or consent to the proposed subtenant or assignee, Landlord shall specify the reasons for rejection in any notice of rejection. In the even Landlord reasonably claims that any of the above information is incomplete, Landlord shall immediately notify Tenant, in writing, of such claim, and the fifteen (15) day period shall be extended by the number of days of Tenant's delay in delivering reasonably complete information to Landlord in accordance with this Section 8. Landlord's consent shall be conclusively deemed given after the fifteen (150 day period, unless refused or delayed as described above.

          (ii) Notwithstanding the provisions of this Section 8, Tenant shall have the right to assign or transfer any interest in this Lease to a subsidiary, parent or an affiliate of Tenant or a successor to Tenant, including, without limitation, by way of merger, consolidation, corporate reorganization or the purchaser of all or substantially all of Tenant's assets (so long as the surviving entity after such purchase has a financial net worth greater than or equal to that of Tenant), each without Landlord's consent.

         (iii) Notwithstanding anything to the contrary in this Section 8, any transfer, sale, pledge or other disposition and/or power to vote the outstanding shares of corporate stock of Tenant shall not be deemed an assignment.

        (b) Upon written notice delivered to Landlord by Tenant of Tenant's desire to sublet the Premises Landlord agrees to use all reasonable best efforts to assist Tenant in obtaining a sublettor suitable to Landlord in accordance with this Section 8.

        (c) Estoppels and Landlord Waivers. Landlord shall, at Tenant's reasonable request: (i) provide Tenant with an estoppel certificate stating whether Landlord knows of any defaults under this Lease at the time of any proposed subletting or assignment; and (ii) provide to any lender to Tenant an agreement in recordable form stating that Landlord waives any and all rights to Tenant's fixtures, inventory, equipment, furniture or other personal property located at the Property.

     9. Inspection and Repair of Premises. Landlord may inspect and repair the Premises at reasonable times and after reasonable prior notice to Tenant (except prior notice shall not be required in emergencies). In making any inspection or performing maintenance or repairs to, or construction in, or around the Premises, Landlord shall use all commercially reasonable efforts to protect Tenant's property and personnel from loss and injury and to avoid interfering with the conduct of Tenant's business.

   10. Damage to Premises.

       (a) If the Property or any portion of the Property to which Landlord is required to make repairs, maintenance or replacements pursuant to the terms hereof is damaged by fire or other casualty, then, except as provided below, the damage shall be promptly repaired by and at the expense of Landlord. Until such repairs and restoration are completed, the Base Rent, Real Estate Taxes and Maintenance and Operating Expenses shall be equitably abated to the extent that damage to the Premises and/or other portions of the Property materially adversely interferes with the conduct of Tenant's business. If such damage to the Property or any portion thereof, for which Landlord is required to make repairs, maintenance or replacements, shall materially adversely interfere with the conduct of Tenant's business and the parties agree that such damage shall not be susceptible of complete repair and restoration within one hundred twenty (120) days after the occurrence of such casualty, then Landlord or Tenant may, by written notice to the other, terminate this Lease as of the date of occurrence of such damage, provided such notice is given within forty-five (45) days after the date of such casualty. If such damage shall be the responsibility of Landlord and can be repaired within one hundred twenty days (120) days and Landlord fails to repair or restore such damage within such period, then Tenant may terminate this Lease by thirty (30) days' prior written notice to Landlord, in addition to all other remedies Tenant may have under this Lease at law or in equity. The parties agree to cooperate with each other to process the release of the Insurance proceeds for the aforementioned repair purposes. In the event of the termination of this Lease pursuant to this Section 10, Base Rent, Real Estate Taxes and Maintenance and Operating Expenses shall be prorated as of the date of such termination.

       (b) Landlord and Tenant to each hereby release and discharge the other party and any officer, agent, employee or representative of such party from any claim, suit, action, and liability for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Premises (including the Building) or the Property, to the extent that such loss or damage is recovered or should have been recovered under an insurance policy or policies required by the terms of this Lease. Each party agrees to require its insurers to issue policies containing such provisions and a waiver of the right subrogation. Landlord and Tenant shall provide notice to the other party to the extent either of their respective policies do not contain such a required waiver of claims and right of subrogation.

    11. Eminent Domain. If the property or any portion thereof shall be taken under the power of eminent domain or conveyed in lieu thereof, and the taking of which materially adversely interferes with the conduct of Tenant's business, then Tenant shall have the right to terminate this Lease as of the date of vesting of title of such taking, an in which event Base Rent, Real Estate Taxes and Maintenance and Operating Expenses shall be pro-rated as of such date. If Tenant does not terminate this Lease, Landlord shall proceed with due diligence to make all repairs necessary to restore the Property to as near its former condition as circumstances will permit and the Lease shall remain in full force and effect, except that, effective on the date of taking or conveyance, the Premises shall be reduced by the portion of the Premises so taken or conveyed, and the Base Rent, Real Estate Taxes and Maintenance and Operating Expenses shall be proportionately reduced by the portion of the Premises taken or conveyed.

    12. Tenant's Obligations.

        (a) Tenant shall maintain, at its sole cost and expense, with an insurer(s) reasonably acceptable to Landlord and rated "A" or better by Best's Insurance Guide:

            (i) Standard Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount which is not less than One Million Dollars ($1,000,000) per occurrence an account of bodily injuries to or death of one person and One million Dollars ($1,000,000) per occurrence for property damage liability or Two Million Dollars ($2,000,000) combined single limit for personal injury and property damage. Such insurance shall cover Tenant against any claim directly out of liability for bodily injury and death and personal injury and property damage occurring in an about the Premises and otherwise resulting from any acts and operations of Tenant, its agents and employees. The total amount of a deductible or otherwise self-insured retention with respect to such coverage shall not be more than $10,000 per occurrence. Such insurance shall include inter alia: (i) "occurrence" rather than "claims made" policy forms unless such "occurrence" policy forms are not available; (ii) any and all liability assumed by the Tenant under the terms of this Lease, to the extent such as insurance is available; (iii) the Landlord, as an additional insured, with respect to (A) the Premises, and (B) all operations of the Tenant, and (C) any property and areas and facilities of the Landlord used by the Tenant, its employees, invitees, customers and guests; and (iv) severability of insured and cross liability so the protection of such insurance shall be afforded to the Landlord in the same manner as if a separate policy had been issued to each of the insured parties; and

            (ii) Excess Liability Insurance in Umbrella Form, the limits of which shall be an amount which is not less than Three Million Dollars ($3,000,000) per occurrence or in the aggregate; and

            (iii) "all risk" property insurance on Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture or other property. This insurance shall include fire and extended coverage perils.

        (b) Tenant shall be responsible, as its sole cost, for the provision, maintenance, and repair (including replacement if reasonably necessary) of the following:

            (i) Utilities, including without limitation, electricity, sewage and water, with respect to the interior of the Building. Such Tenant responsibilities expressly do not include maintenance and repair with respect to the structural electrical, plumbing and sewage systems of the Premises:

            (ii) Janitorial and cleaning services with respect to the interior of the Building:

            (iii) General maintenance and repair to the interior of the Building, including, without limitation, light fixtures, interior walls, ceilings, floors, doors, and windows. Such Tenant responsibilities expressly do not include maintenance and repair with respect to the structural aspects of the Building, any external loading docks and any elevators; and

            (iv) Heating, ventilation and air conditioning ("HVAC") units and compressors.

        (c) Tenant shall comply with all laws pertaining to Tenant's specific use of the Premises, provided Tenant shall not be required to make any alterations or improvements of a capital nature to the Premises or the Building unless due to its specific use thereof. Tenant shall, at its own expense, observe and comply with all applicable Environmental Laws (hereafter defined) and all regulations or standards as are promulgated thereunder with respect to its particular use of the Premises and Tenant shall correct any violation thereof arising from its specific use of the Premises from and after the Commencement Date through the Expiration Date. This provision shall survive the expiration or termination of this Lease.

        (d) During the Term, Tenant may make improvements, alterations or additions to the interior of the Premises (including the interior of the Building) provided such work is done in a workmanlike manner with materials and finishes at least comparable to those then existing in the Premises, and provided that any improvements, alterations and additions effecting the external structure of the Building, including without limitation, the roof, exterior walls, bearing walls, support beams, foundation, columns and lateral support, shall be made only with the prior written consent of Landlord, which consent shall not be unreasonable withheld, conditioned or delayed. Any of the foregoing Tenant improvements shall remain the sole property of Tenant notwithstanding that such improvements may be affixed to the Building and Tenant shall remove such improvements at the expiration of the Term hereof and shall, at Tenant's cost, repair any damage such removal causes, and restore the Premises without restoration of pre-existing equipment, to the condition which existed prior to the installation of Tenant's alterations, improvements, or additions. If Tenant makes any improvements, alterations or additions, Tenant agrees to comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities, provided that Landlord shall cooperate with Tenant in securing any necessary permits, the cost for such permits to be borne by Tenant.

        (e) Tenant may install and maintain its own security system for the Premises, which may include establishing limited access areas within the Premises that are reasonably acceptable to Landlord. At its sole option, Tenant may remove any security, telephone or computer system or any portion thereof (the "Systems") installed on behalf of Tenant, provided Tenant repairs any damage caused by such removal. In no event, however, shall Tenant be required to remove any portion of the Systems (including without limitations, cabling) installed in any wall, floor, partition, ceiling or under any floor covering.

        (f) At or before the expiration or earlier termination of this Lease. Tenant shall surrender the Premises in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, acts of God, ordinary wear and tear and any improvements, alterations or additions made to the Premises.

            (i) Tenant at is expense, shall remove from the Premises all of Tenant's property (except with respect to the "interior block walls" as described in Section 12(f)(ii)below and such items as Landlord and Tenant shall have expressly agreed, in writing, to remain, which property shall become the property of the Landlord), and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of Tenant's property. Any other items of Tenant's property (except with respect to the "interior block walls" as described in Section 12(f)(ii) below) that shall remain in the Premises after the expiration of the Lease, or following any earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense.

            (ii) With respect to the "interior block walls" constructed as part of the Initial Landlord Improvements (as defined in Section 13(a)), Tenant shall not remove such interior block walls, unless, within thirty (30) days after the expiration or earlier termination of this Lease, Landlord requests, in writing, that Tenant remove the interior block walls from the Premises, such removal (and repair of any damage caused thereby) to be completed at the sole cost and expense of Tenant.

    13. Landlord's Obligations

        (a) Landlord shall have sixty (60) days from the date of execution of this Lease (the "Substantial Completion Period"), at Landlord's sole cost and expense, to substantially complete all construction work and improvements specified on the design and construction plans (as approved by Tenant), including, without limitation, improvements with respect to the interior structure (including the interior block walls), systems, and facilities within the Building as set forth on Exhibit A hereto (the "Initial Landlord Improvements"). For the purposes of this Lease, the Premises shall be "Substantially Complete" as of the date when (x) the Initial Landlord Improvements have been substantially completed in conformity with the specifications outlined therein in all aspects necessary to permit Tenant to occupy and utilize the Premises for the uses permitted by this Lease, subject to minor punch list items and (y) Landlord is able to obtain from the appropriate governmental office in the County of New Castle, State of Delaware, a Certificate of Occupancy with respect to the Premises (and a copy of such Certificate of Occupancy is furnished to Tenant), or if Landlord is unable to obtain such a Certificate of Occupancy (but New Castle County has not refused to issue the same) due to the County's administrative delay in its final inspection and issuance process. Landlord's architect certifies to Tenant that the Premises has been completed in accordance with the applicable laws and that Landlord is entitled to the issuance of a Certificate of Occupancy regarding the Premises and that such Certificate of Occupancy should be issued in due course. In the event that Landlord does not Substantially Complete the Premises within the Substantial Completion Period. Tenant's obligation hereunder with respect to the payment to Landlord of Rent when due shall be abated for one (1) calendar day for every one (1) calendar day beyond the Substantial Completion Period for which Landlord fails to Substantially Complete the Premises, up to a maximum of sixty (60) days beyond the Substantial Completion Period (i.e. one hundred twenty (120) calendar days from the date of execution of this Lease). In the event that Landlord doe not Substantially Complete the Premises within one hundred twenty (120) calendar days of the date of execution of this Lease, Tenant shall have the right to terminate this Lease. For the avoidance of doubt, Landlord's obligations under this Section 13(a) shall not be subject to Force Majeure provisions set forth in Section 17(b) hereunder.

        (b) During the term of this Lease, Landlord, without cost to Tenant, shall maintain, repair and replace, as necessary, and keep in good order and in safe and operational condition, all structural portions of the Property, and all service systems for the same, including, without limitation:

            (i) the structural plumbing, Building electrical and mechanical lines and equipment associated therewith, all of which either are located in or serve the Building, the Premises or Common Areas:

            (ii) the exterior structure of the Building including the roof, exterior walls, bearing walls, support beams, foundation, columns, and lateral support; and

        (c) Without limiting subsections (a) and (b) above, Landlord shall provide the following services and facilities, such cost to be borne by Tenant as Additional Rent in accordance with the terms of this Lease:

            (i) All utilities necessary for the Common Areas and external structural portion of the Building, including, without limitation, gas, water, sewer, electricity, power and lighting;

            (ii) General cleaning and maintenance of the external portion of the Building and the Common Areas, including, without limitation, parking facilities, snow removal services, landscaping and garbage/trash removal (except any environmentally sensitive or hazardous medical garbage/trash); and

            (iii) the exterior capital improvements to the Common Areas, including curbs, driveways, parking areas, sidewalks, lighting, and ditches.

        (d) Tenants Premises and leasehold interests hereunder shall include, for the benefit of Tenant, its employees and agents, a total of seventy (70) parking spaces within the Property, such parking spaces to be located in reasonably close proximity to the Building. Upon Tenant's reasonable request, Landlord shall designate ten (10) of such parking spaces (to be located in the ten spaces closest to the main entrance of the Building, notwithstanding any parking spaces which under applicable law must be reserved for handicapped drivers, emergency, fire or other similar safety purposes), by way of appropriate and conspicuous signs or markings, for the benefit of Tenant, for the use of Tenant's invitees, licenses and/or visitors (the "Visitors' Parking Spaces"). Tenant understands and acknowledges that, after the designation of the Visitors Parking Spaces. Tenant solely shall be responsible for any necessary policing or enforcement with respect thereto.

    14. Life Safety. Landlord, without cost to Tenant, shall install and maintain within the Property any required sprinkler systems, fire alarms, emergency lighting, and other related life safety equipment, and exits from the Premises to comply with all requirements of federal, state, county and city governments and all other governmental authorities having or claiming jurisdiction with respect to the occupancy of the Premises.

    15. Indemnification.

        (a) Tenant shall defend and indemnify Landlord and hold Landlord harmless from and against any and all losses, claims, liability, expenses and damages which, either directly or indirectly, in whole or in part, arise out of or result from: (i) the negligence or willful misconduct of Tenant, its agents, contractors or employees; (ii) judgements, citations, fines or other penalties rendered or assessed against Landlord as a result of Tenant's failure to comply with all federal, state and local laws, safety and health regulations relating to Tenant's specific use of the Premises, provided that Landlord agrees to give Tenant prompt notice of any such violation asserted by any government agency; and (iii) the breach of any provision of this lease by Tenant, its agents, contractors or employees.

        (b) Landlord shall defend and indemnify Tenant and hold Tenant harmless from and against any and all losses, claims, liability, expenses and damages which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Landlord, its agents, contractors or employees; (ii) judgements, citations, fines or other penalties rendered or assessed against Tenant as a result of Landlord's failure to comply with all federal, state and local laws, safety and health regulations relating to any portion of the Building or the Common Areas which Landlord has assumed the duty to maintain pursuant to this Lease, provided that Tenant agrees to give Landlord prompt notice of any such violation asserted by any government agency; (iii) judgements, citations, fines or other penalties rendered or assessed against Tenant, as well as any liability imposed upon Tenant, as a result of: (A) the presence of any Hazardous Materials (as defined herein)on, in or beneath the Premises at or before the Commencement Date including, but not limited to polychlorinated biphenyls ("PCBs"), asbestos and any material currently or formerly contained in an underground storage tank ("UST"); (B) the subsequent placement of Hazardous Materials on, in or beneath the Premises by Landlord; (C) the presence of any USTs at the Premises; (D) the (past or future) violation of, or noncompliance with any Environmental Law (as defined herein) by Landlord; or (E) any other environmental condition with respect to the Premises not caused by Tenant; and (iv) the breach of any provision of this Lease by Landlord, its agents, contractors or employees.

        (c) Nothing in this Section 15 is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms of this Lease. The rights and obligations of Landlord and Tenant under this Section 15 shall survive the expiration or earlier termination of this Lease.

    16. Tenant Default.

        (a) Event of Default. Tenant shall not be deemed to be in default hereunder unless an "Event of Default," as hereinafter specified, has occurred. The following shall constitute Events of Default by Tenant hereunder:

            (i) Failure to pay the Base Rent or Additional Rent within ten
(10) days after receipt of Landlord's written notice of such deficiency (a "Financial Default"); provided, however, that Landlord shall not avail itself of any of the remedies set forth in Section 16(b) (below) on account of Financial Default for at least twenty (20) days from the date of such Financial Default (i.e. thirty (30) days from Tenant's receipt of written notice from Landlord that Tenant has failed to timely pay the applicable Base Rent or Additional Rent);

            (ii) Failure to comply with or perform any of the other material terms, covenants, conditions or agreements to be complied with or performed by Tenant and continuance of such failure for thirty (30) days after written notice from Landlord to Tenant, or, if the failure is of such a character as cannot reasonably be cured within thirty (30) days, failure to initiate within said thirty (30) day period such action as reasonably can be taken toward curing the same and/or failure to prosecute such action as promptly as is reasonably practicable after said action is initiated;

            (iii) Tenant is adjudicated a bankrupt in a proceeding against it or a receiver for Tenant or for all or a substantial part of its property is appointed, or a court order is entered approving a petition seeking reorganization or an arrangement under the Bankruptcy Code, and any such adjudication, appointment or order is not vacated, set aside or otherwise terminated to stayed within sixty (60) days from the date of its entry.

        (b) Landlord's Remedies. If an Event of Default shall have occurred and shall have continued after any applicable cure period provided herein, then or at any time thereafter, Landlord may at its option; (1) terminate this Lease by notice to Tenant, recover possession of the Premises, and recover from Tenant the present value of the difference, if any, between the Base
Rent and Additional Rent owed by Tenant for the remaining portion of the Term and the fair rental value of the Premises for the period; provided, however, that if such Event of Default was a result of a Financial Default, Landlord may terminate this Lease by notice to Tenant, recover possession of the Premises, and recover from Tenant the present value of the Base Rent and Additional Rent owed by Tenant for the remaining portion of the Term (such present value calculation to exclude any Late Fees); or (2) without terminating this Lease, recover possession of the Premises and relet the Premises or any part of the Premises, as the agent of the Tenant, and Tenant shall pay the Landlord the present value of the difference, if any, between the Base Rent and Additional Rent owed by Tenant for the remaining portion of the Lease term and the amount received or to be received under such reletting for such period. Landlord shall use best efforts to mitigate its damages as a result of an Event of Default by Tenant.

    17. Landlord Default

        (a) If Landlord shall:

            (i) file or have filed against it a petition or case under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state and such petition or case is not discharged within sixty (60) days; or

            (ii) fail to fulfill any covenant or provision of this Lease on its part to be performed and fail to remedy such failure within thirty (30) days after Tenant shall have given Landlord written notice of such failure, then the same shall be an event of default and Tenant shall have all rights, powers and remedies available at law or equity; provided, however that if Landlord continues to fail to fulfill a covenant or provision of this Lease on its part to be performed without remedy for a period of ninety (90) days and such failure materially adversely affects Tenant's business, Tenant may terminate this Lease.

        (b) Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstances arising out of:

            (i) Landlord's failure to fulfill or delay in fulfilling any of its obligations under this Lease by reason of strike or other labor trouble (with respect to Landlord only), governmental preemption of properties or other controls in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, beyond Landlord's reasonable control, acts of God, governmental delays or delays caused by Tenant (collectively, "Force Majuere"); provided, however, that Section 17(b) shall not apply to or relieve Landlord of Landlord's obligation to Substantially Complete the Initial Landlord Improvements within the Substantial Completion Period as set forth in Section 13(a) of this Lease; or

            (ii) Any failure or defect in the supply, quantity or character of service furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, beyond the Landlord's reasonable control.

    18. Environmental Compliance.

        (a) Landlord represents that, to the best of Landlord's knowledge and belief, the Property and its existing uses comply with, and Landlord has not received any notice or communication of any violation or non-compliance with, is not in violation of, and has not violated, in connection with he ownership, use, maintenance or operation of the Property and the conduct of the business related thereto, any applicable federal, state, county, regional or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses, permits and authorizations of any governmental authorities relating to environmental, health or safety matters (including, without limitation, Hazardous Materials, as defined in Section 18(b) below) (collectively, "Environmental Laws"). Landlord shall, at its own expense, promptly observe and comply with all present and future Environmental Laws, as amended from time to time, and all regulations or standards as are or may be promulgated thereunder.

        (b) Without limited the generality of Section 18(a), Landlord represents that, to the best of Landlord's knowledge and belief, Landlord, its agents, contractors and employees (i) have operated the Property and have at all times received, handled, used, stored, treated, transported and disposed of any chemical, material or substance, exposure to which (by humans or the environment) is prohibited, limited or regulated by an Environmental Law or federal, state, county, regional or local authority or which even if not so prohibited, limited or regulated, poses a hazard to the health and safety of the occupants of the Property or the occupants of the area near the Property (collectively, "Hazardous Materials") in strict compliance with all Environmental Laws, and (ii) have removed (or will remove prior to the Commencement Date) from the Property all Hazardous Materials.

        (c) Landlord represents that, to the best of Landlord's knowledge and belief, there is no fact pertaining to the physical condition of the Property or the area surrounding the Property which (i) materially and adversely affects or materially and adversely will affect the Property, or the use, enjoyment or value thereof, or Landlord's ability to perform the obligations contained in this Lease, and (ii) which Landlord has not disclosed to Tenant in writing prior to the date of this Lease.

        (d) Landlord represents that, to the best of Landlord's knowledge and belief, it has received no notices of any violation or claimed violation of any of the matters referred to in Sections 14, 19(a) and 19(b) or of any pending or contemplated investigation, lawsuit or other action relating thereto, nor are there any unresolved or outstanding investigations, lawsuits, enforcement actions, administrative orders, or other actions.

        (e) Landlord shall provide Tenant with copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, placement on or in the Premises or any portion thereof, or the generation, transportation, storage, treatment, or disposal at the Premises of any Hazardous Materials.

        (f) If Tenant generates, transports, stores, or disposes of any Hazardous Materials, or in any portion of the Property or Building:

             (i) Tenant shall, at its own expense, observe and comply in all material respects with applicable Environmental Laws, and all regulations or standards as are or may be promulgated thereunder with respect to Tenant's activities on the Property;

            (ii) Tenant shall provide Landlord with copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, placement on or in the Premises or any portion thereof, or the generation, transportation, storage, treatment, or disposal at the Premises of any Hazardous Materials; and

           (iii) Landlord shall have the right, when accompanied by Tenant's representative (except in cases of emergency), to enter the Premises and/or conduct appropriate tests, at Landlord's own expense, for the purposes of ascertaining that Tenant complies with all applicable laws, rules or permits relating in any way to the presence of Hazardous Materials on the Land, the Premises, or any portion thereof. Landlord shall provide to Tenant a copy of the results of any such tests or investigations.

        (g) If the presence, release, threat of release, placement on or in the land, the Premises or any portion thereof, or the generation, transportation, storage, treatment or disposal at the land, the Building, or any portion thereof of any Hazardous Materials solely due to Tenant's actions:

            (i) gives rise to liability under RCRA, CERCLA, other
Environmental Laws or any common law theory based on nuisance or strict liability.

           (ii) impacts or causes an effect to public health which is prohibited by or in violation of Environmental Laws.

Tenant shall promptly take, at Tenant's sole cost and expense, any and all remedial and removal action required by applicable Environmental Laws. Tenant's obligations under this Section 18(g)(ii) shall survive the termination of the Lease for any reason.

        (h) The representations contained in this Section 19 shall survive the expiration or earlier termination of this Lease.

    19. Mechanics Liens. Prior to Tenant performing any construction or other work in or about the Premises for which a lien could be filed against the Premises or the Building (a 'Mechanics' Lien'), Tenant shall have its contractor execute a waiver of such Mechanics' Lien, satisfactory to Landlord, and provide Landlord with the original copy thereof. Notwithstanding the foregoing, if any Mechanics' Lien or other lien shall be filed against the Premises or the Building purporting to be for labor or materials furnished or to be furnished at the request of Tenant, then at its expense. Tenant shall cause such Mechanics' Lien or other lien to be removed of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Tenant shall fail to cause such Mechanics' Lien or other lien to be removed of record within such thirty (30) day period, Landlord may cause such Mechanics' Lien or other lien to be removed of record by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, in which event Tenant shall reimburse Landlord in the amount paid by Landlord, including expenses, within ten (10) days after Landlord's billing therefor. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such Mechanics' Lien or other lien or removal of record.

    20. Subordination

        (a) Subject to the provisions of paragraph (b) below, this Lease shall be subject and subordinate at all times to the lien of any mortgages now placed on the Premises or the Building without necessity of any further instrument or act on the part of the Tenant to effectuate such subordination.

        (b) Landlord covenants and agrees to use its best efforts to obtain and furnish to Tenant, within six (6) months of Tenant's execution of this Lease, an agreement ("Non-Disturbance Agreement') executed and acknowledged from the holder(s) of any mortgage now encumbering the Building or the Premises ("Existing Holder"), whereby each Existing Holder agrees to not disturb Tenant in its rights, use and possession of the Premises and Building under this Lease or to terminate this Lease, except to the extent permitted to Landlord by the terms of this Lease, notwithstanding the foreclosure or the enforcement of the mortgage or termination or other enforcement of an underlying lease or installment purchase agreement. Tenant covenants and agrees to execute and deliver upon demand the Non-Disturbance Agreement(s).

        (c) Tenant further agrees that this Lease shall be subject and subordinate to the lien of any mortgages hereafter placed upon the Premises or the Building, provided that the Landlord shall have used its best efforts to cause the holder thereof to have entered into a Non-Disturbance Agreement with Tenant as described in paragraph (b) above.

    21. Estoppel Certificate. At any time and from time to time and within ten (10) days after written request by Landlord or Tenant, Landlord or Tenant, as the case may be, shall execute, acknowledge and deliver to the other a statement in writing duly executed by Landlord or Tenant, as the case may be, certifying (i) that this Lease is in full force and effect, without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the date of the modifications and amendments), (ii) that the dates to which annual Base Rent and Additional Rent have been paid,
(iii) that to the knowledge of the certifying party, no default exists under this Lease or specifying each such default and (iv) as to any other reasonable and customary request for certification of factual information concerning this Lease; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective mortgagee of the Building, or by a prospective assignee or subtenant of Tenant, or by others, in any matter affecting the Premises.

    22. Holding Over. If Tenant shall hold over after the expiration of the Term, its tenancy shall be on a month-to-month basis and Tenant shall pay to Landlord an amount equal to 125% of the then current Base Rent required to be paid by Tenant under this Lease, applied to the first thirty (30) days Tenant shall remain in possession after the expiration or sooner termination of this Lease, and 150% of the then current Base Rent required to be paid by Tenant under this Lease, applied to the holdover period from and after the 31st day Tenant shall remain in possession after the expiration or sooner termination of this Lease. Payments made by Tenant to Landlord under this Section 22 shall not be exclusive of any other rights or remedies afforded to Landlord in law or equity.

    23. Attorney's Fees. In the event of litigation of any dispute or controversy arising from, in, under or concerning this Lease or any amendment hereof, including, without limiting the generality of the foregoing, any claimed breach or default hereof or thereof, the prevailing party in such action shall be entitled to recover from the other party in such action, such sum as the court shall fix as reasonable attorney's fees incurred by such prevailing party.

    24. Signs. Tenant shall not install or affix any signs to the exterior of the Building or any exterior part of the Property without the prior written consent of Landlord, which consent shall not unreasonably be withheld. Tenant acknowledges that, by way of example and without limitation, Landlord may withhold its consent with respect to a proposed installation of a sign by Tenant if: (i) such sign or subsequent removal thereof would cause in Landlord's reasonable determination material damage to the exterior of the Building or the exterior of the Property; (ii) such sign violates local zoning or land use laws; or (iii) the color, size, location or aesthetic character of such sign is significantly inconsistent with that of the Property.

    25. Other Utilities. At Tenant's sole cost and expense, Tenant shall have the right to introduce into the Premises such other utilities as Tenant might require and Tenant shall pay the cost of such other utilities directly to the applicable utility companies. Tenant shall, at its sole cost and expense, remove all such utilities and restore the Premises to substantially the same condition as when this Lease was executed, ordinary wear and tear, condemnation, casualty and Act of God excluded, and shall repair any damage caused by such removal.

    26. Broker. Neither Landlord nor Tenant had any conversations with any broker concerning the leasing of the Premises. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions, or finders' fees or claims therefor by a party claiming to have dealt with the indemnified party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

    27. Notices. Any notice or other communication required to be given either party (i) shall be in writing and either hand delivered, delivered by courier, transmitted by telecopier or mailed by registered or certified mail, return receipt requested, postage prepaid, (ii) shall be effective on the date of actual receipt, and (iii) shall be sent to the parties at the following addresses or at such other addresses as either party may from time to time notify the other

        If to Tenant, to:

               Strategic Diagnostics Inc.
               128 Sandy Drive
               Newark, DE  19713
               Fax: (302) 456-6793
               Attention:  Richard Birkmeyer

        With a required copy to:

               Pepper, Hamilton & Scheetz LLP
               1235 Westlakes Drive
               Suite 400
               Berwyn, PA  19312
               Fax: (610) 640-7835
               Attention:  William A. Scari, Jr., Esquire

        If to the Landlord, to:

               Pencader Courtyard, L.P.
               1300 Market Street, Suite 300
               Wilmington, DE  19801
               Fax: (302) 655-3854
               Attention:  Randy M. Stoltz

        With a required copy to:

               Pencader Courtyard, L.P.
               1300 Market Street, Suite 300
               Wilmington, DE  19801
               Fax: (302) 655-3854
               Attention:  Keith D. Stoltz

    28. Miscellaneous

        (a) Landlord Transfer. Within ten (10) days following any transfer by Landlord of its ownership interest in the Property, Landlord shall provide Tenant with written notice of such transfer of the Property and the name and address of the successor Landlord to whom Tenant should send future rent payments and notices (the "Transfer Notice"). In the event that a predecessor Landlord fails to provide the Transfer Notice; (a) Tenant shall not be liable to any successor Landlord for any rent payments paid to a predecessor Landlord; and (b) any successor Landlord shall be bound by any notice sent to a predecessor Landlord.

        (b) Captions. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this Lease or any provision of this Lease.

        (c) Counterparts. This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

        (d) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Delaware.

        (e) Construction. The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. The rule of construction which allows a court to construe a document more strictly against its author shall not govern the interpretation of this Lease.

        (f) Remedies. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given by this Lease or now or hereafter existing at law or in equity. The failure of either party to insist upon the strict performance of any obligation shall not be deemed a waiver thereof.

        (g) Severability. If any provision of this Lease shall be invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        (h) Entire Agreement. This Lease constitutes the entire agreement between the parties with respect to the lease of the Property, superseding any other oral or written agreements between the parties with respect to the lease of the Property that may exist at the time of the execution of this Lease, including, without limitation, that certain Letter Agreement dated September 17, 1997 between Landlord and Tenant, and may be amended only by written agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, between Landlord and Tenant regarding the Property not embodied herein.

        (i) Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and permitted assigns.

        (j) Time is of the Essence. Landlord and Tenant agree that in fulfilling all terms and conditions of this Lease, time is of the essence.

            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have signed this Lease as of the day and year first above written.

                                          LANDLORD,

                                          PENCADER COURTYARD, L.P.


                                          /s/ Randy M. Stoltz
                                          ----------------------------------
                                          By: Randy M. Stoltz
                                          Its: (illegible)



                                          TENANT

                                          STRATEGIC DIAGNOSTICS INC.


                                          /s/ Richard C. Birkmeyer
                                          ----------------------------------
                                          By: Richard C. Birkmeyer
                                          Its: President







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STRATEGIC DIAGNOSTIC

Scope of Work

Walls
Standard Interior Partitions: 3 5/8" Metal Studs 25 ga. 10' High with 1/2" Drywall and 3 1/2" insulation in office and conference rooms.

Bathroom Partitions: 6" Track with staggered 3 5/8" Metal Studs 25 ga. 10' High with 1/2" Drywall and 3 1/2" insulation.

Exterior Partitions: Exterior Metal Studs are existing and will be insulated with 3" insulation and sheathed with 1/2" drywall in the office area.

Masonry Partitions in Manufacturing, Quality Control, Wet Lab and Lab as shown on plan: 6" CMU 0" High
Masonry Partitions in Shipping and Inventory: 6" CMU 12' High

Ceilings
Office Manufacturing/Labs/Bathrooms: 2'x 2' Grid System with 2' x 2' Armstrong Cortrga Tegular tile or equal with R11 insulation laid on top. Shipping & Inventory: 2' x 4' Grid System with 2' x 4' Fissured
Non-Directional Flay Lay-in Tile.
Ceiling Height:  Office Areas: 9'10"
                 Open Offices  9'10"
                 Shipping & Inventory 11'5"
                 Break Room 9'10"
                 Hallways & Other Areas 9'10"
                 Manufacturing/Labs  9'10"

Doors: (Office & Bathrooms) 3'0" x 7'0" Solid Core Birch Veneer with half glass
       (All Others Except Existing Exterior) 3'0" x 7'0" Hollow Metal (Overhead Door) 10'0" x 9'0" Sectional Overhead Door
Hardware:  (Bathroom) Push/Pull Sets with kick plates and closers, hinges and door stop.
           (All other Doors) Passage Sets, hinges and door stop.

Plumbing:  Toilets and Urinals and Sinks as shown on plan.  Stainless Steel sink in Break Room.
           Rough plumbing (deionized) in Wet Lab, Quality Control, and Lab.
           (2) 80 Gallon Hot Water Heaters

Cabinets:  6' Base Cabinet in Break Room and Counter Top

Paint:  (Drywall) Acrylic Eggshell Enamel (2) coats
        (Interior Block) Semi-gloss Enamel
        (Metal Doors and Frames) Oil Base Semi-gloss
        (Wood Doors) Clear Urethane Stain

Flooring:  (Carpet) Queen Moriah #738 Slate or equal with carpet cove base
           (VCT) Armstrong Excellon with Vinyl Cove Base



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Page two
Strategic Diagnostic
Scope of Work

Mechanical: (Office/Manufacturing/Labs/Bathrooms/Roof Top Units to provide Heating and Cooling.

             (Shipping and Inventory Gas Fired Unit Heaters to maintain 70 degrees at 20 degrees outside.

Electrical:  Outlets as shown on plans including (10) 208 Volt Outlets  3 of which are 3 phase Switches for lights
             2' x 4' Lay-in fixtures with prismatic lenses
             Electrical wiring and hook up for 3 cold rooms:
Sprinklers:  Per Code

Toilet Partitions:  As shown on plan in standard color of grey or tan

Loading Area:  Black top Driveway, Dock Height 4', drainage to not hold water

Blinds:  Existing in building


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